Exhibit 99.1

4 Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 (415) 738-6500 Fax: +1 (415) 738-6501 www.digitalrealty.com

Digital Realty Announces Change in Executive Leadership

Michael F. Foust Departs as Chief Executive Officer

Board Appoints A. William Stein as Interim Chief Executive Officer

San Francisco, Calif. (March 17, 2014) – Digital Realty Trust, Inc. (NYSE: DLR), the leading global provider of data center solutions, announced today that Michael F. Foust has departed as Chief Executive Officer, effective immediately. The board has appointed A. William Stein, Chief Financial Officer and Chief Investment Officer, to serve as Interim Chief Executive Officer.

“We are very thankful to Mike for his many years of dedicated service to Digital Realty, and for the remarkable business he has built,” said Dennis Singleton, Chairman of the board of directors. “Under his leadership, Digital Realty has dramatically expanded the size of its asset base, from a $1 billion collection of properties at the IPO in 2004 to a global platform with a $12 billion enterprise value. This growth has been achieved not just on an absolute basis, but on a per-share basis as well, creating significant value for shareholders in the process. Our share price has more than quadrupled since the IPO in 2004, and the per-share dividend has more than tripled, delivering total shareholder returns far ahead of both the REIT sector and the broader market average.

“With this solid foundation in place, the board and Mike mutually agreed that it was an appropriate time to find the next leader to help guide Digital Realty to the next level and scale of operational sophistication.

“We are gratified that Bill Stein has agreed to serve as Interim Chief Executive Officer while we conduct a search for a successor. Bill has been a member of the senior management team since prior to our IPO in 2004, and has been responsible for creating and maintaining the fortress balance sheet that has provided us a significant competitive advantage with respect to both access to and cost of capital. He is intimately familiar with our customers, employees, and stakeholders. He has the full confidence of the board, and the business will be in very capable hands throughout this transition period.”

The board plans to retain a leading executive search firm to immediately begin a search for a successor. The board has also established a Transition Committee, comprised of independent board members William G. LaPerch and Robert H. Zerbst, to ensure a smooth transition. Mr. Foust will continue to serve as a member of the board of directors until the company’s annual meeting in April 2014, but will not stand for re-election. The size of the board will be reduced to seven members, effective immediately prior to the 2014 Annual Meeting of Stockholders.

Digital Realty expects to record a one-time charge in the first quarter of 2014 of approximately $0.10 per share related to Mr. Foust’s separation compensation. Excluding this one-time charge, the company’s 2014 core FFO per share guidance of $4.75-$4.90 remains unchanged.

For Additional Information:

Media Inquiries

John Christiansen / Lindsay Andrews

Sard Verbinnen & Co.

+1 (415) 618-8750

Investor Relations

John J. Stewart / Maria Lukens

Digital Realty Trust, Inc.

+1 (415) 738-6500

About Digital Realty

Digital Realty Trust, Inc. focuses on delivering customer-driven data center solutions by providing secure, reliable and cost-effective facilities that meet each customer’s unique data center needs. Digital Realty’s customers include domestic and international companies across multiple industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, health care and consumer products. Digital Realty’s 131 properties, including 12 properties held as investments in unconsolidated joint ventures, comprised approximately 24.5 million square feet as of December 31, 2013, including approximately 1.8 million square feet of space under active development and 1.3 million square feet of space held for future development. Digital Realty’s portfolio is located in 33 markets throughout North America, Europe, Asia and Australia. Additional information about Digital Realty is included in the Company Overview, which is available on the Investors page of Digital Realty’s website at http://www.digitalrealty.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the Company’s search for a new Chief Executive Officer, the performance of the Company during the transition period, the accounting charge that will be recorded as a result of Mr. Foust’s departure, and the company’s 2014 FFO, core FFO and net income outlook and underlying assumptions. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or developed properties or businesses; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from Operations

Digital Realty calculates Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Digital Realty also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations

We present core funds from operations, or CFFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate CFFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) significant transaction expenses, (iii) loss from early extinguishment of debt, (iv) costs on redemption of preferred stock, (v) significant property tax adjustments, net and (vi) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of CFFO as a measure of our performance is limited. Other REITs may not calculate CFFO in a consistent manner. Accordingly, our CFFO may not be comparable to other REITs’ CFFO. CFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

A reconciliation of the range of 2014 project net income to projected FFO and core FFO follows:

Low-High
Net income available to common stockholders per diluted share	$0.95 – 1.10
Add:
Real estate depreciation and amortization	$3.69
Less:
Dilutive impact of convertible stock	($0.04)
Projected FFO per diluted share	$4.60 - $4.75
Adjustments for items that do not represent core expenses and revenue streams (including $0.10 in separation compensation)	$0.15
Projected core FFO per diluted share	$4.75 - $4.90

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